EXHIBIT 99.4


              JOINDER TO ADVISED REVOLVING LINE OF CREDIT AGREEMENT
                                       AND
                          JOINDER TO SECURITY AGREEMENT


           The undersigned, a subsidiary of Transit Group, Inc., a Florida corporation, hereby joins in that certain Advised Revolving Line of Credit Agreement dated as of December 18, 1997 (the "Loan Agreement") by and between AmSouth Bank, a bank organized under the laws of Alabama ("Lender"), Borrower and the Guarantor (each as defined in the Loan Agreement), and agrees to be bound by all of the terms of the Loan Agreement, together with any amendments, modifications and restatements thereof, which terms are applicable to the undersigned.

           The undersigned further joins in that certain Security Agreement dated as of December 18, 1997 (the "Security Agreement") by and between Lender, Borrower and the Guarantor (each as defined in the Loan Agreement), and agrees to be bound by all of the terms of the Security Agreement, together with any amendments, modifications and restatements thereof, which terms are applicable to the undersigned.

           The undersigned further warrants that it is a corporation duly organized and existing under the laws of the State of Indiana and is duly qualified to do business in the States of Indiana, Kentucky and in each jurisdiction where the failure to be so qualified would have a material adverse effect on Borrower. To the best of the undersigned's knowledge and belief, it is in material compliance with all applicable laws and regulations governing the conduct of its business and governing consummation of the transactions and its principal place of business is located in the State of Kentucky.

           Dated as of the 14th day of January, 1998.


Signed, sealed and delivered             RAINBOW TRUCKING SERVICES, INC.,
in the presence of:                      an Indiana corporation


                                         By: /s/ Philip A. Belyew
                                         Philip A. Belyew,
                                         Chairman of the Board